Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A of Archimedes Tech SPAC Partners Co. of our audit report dated March 9, 2022, relating to the consolidated financial statements of SoundHound, Inc. for the years ended December 31, 2021 and 2020, which report appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ArmaninoLLP
ArmaninoLLP
San Jose, California

March 9, 2022